Exhibit 99.1

AITX's RAD Unveils RADSight 2.0 as the Next Evolution of Its Video Management Platform

Designed for NVIDIA Jetson Processors, Advanced Edge Based Analytics, Autonomous Engagement, and the Demands of Modern Security Operations

Detroit, Michigan, January 26, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced the introduction of RADSight™ 2.0, the Company's video management system designed to support RAD's Gen 4 autonomous security devices as well as 3rd party ONVIF compliant video cameras. It features an all-new software core that delivers faster response, improved efficiency, and a future ready software foundation as compared to RADSight 1. The Company expects rollout of RADSight 2.0 to begin in February across its existing Gen 4 device portfolio.

Artist’s depiction of a RAD ROSA Gen 4 security device illustrating edge based intelligence and autonomous engagement capabilities enabled by RADSight 2.0 and SARA.

RADSight 2.0 is built to take advantage of RAD's Gen 4 hardware architecture, which incorporates NVIDIA technology at the device level to enable advanced analytics and real time decision making directly on the unit. The platform is further tuned to maximize efficiency within RAD's Amazon Web Services (AWS) environment, allowing cloud resources to support coordination, oversight, and system intelligence without serving as the primary processing layer. This architecture is expected to reduce overall power consumption by more than half compared to prior configurations, extending battery life on mobile platforms such as RIO™ while improving speed, accuracy, and operational resilience.

RADSight 1.0 was released in 2017 as a video management solution focused on being cellular friendly given RAD's cellular-first product set.  A video management system, or VMS, serves as the software layer that connects cameras, manages live and recorded video, applies analytics, and delivers actionable events. The Company designed RADSight 2.0 to support current and future security and compliance needs, enable advanced edge-based analytics and reasoning, and support the use of SARA-at-the-Edge. This new software better aligns with the Company's drive for a dominant position in the security industry's agentic AI solution.

RADSight 2.0 enables the SARA™ (Speaking Autonomous Responsive Agent) agentic AI platform to operate directly at the edge, extending autonomous engagement and response capabilities onto the device itself. Rather than relying primarily on cloud-based processing, SARA can now analyze activity, assess context, and initiate appropriate actions locally, with cloud resources supporting coordination and learning when needed. This shift allows RAD devices to respond faster and more consistently, even in environments with limited connectivity, while maintaining centralized visibility and control across deployments. The result is a more autonomous, resilient, and scalable security platform aligned with how modern sites operate.

The rollout of RADSight 2.0 is expected to begin in February across RAD's Gen 4 device lineup, establishing a unified software foundation for current and future deployments. With support for edge-based analytics, autonomous engagement, and continued platform expansion, RADSight 2.0 positions RAD to scale its autonomous security offerings while improving operational efficiency for customers. The Company believes this evolution strengthens its ability to deliver intelligent, reliable security solutions as market demand for autonomous and software-driven protection continues to grow.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/